UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2019

Lightstone Value Plus Real Estate Investment Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55619	46-1140492
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1

Lakewood, New Jersey 08701

 (Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 19, 2019, certain wholly owned subsidiaries (collectively, the “Green Bay Sellers”) of Lightstone Value Plus Real Estate Investment Trust III, Inc.’s (the “Company”) operating partnership and MCR Hospitality Fund REIT LLC (the “Green Bay Buyer”), an unaffiliated third party, entered into a purchase and sale agreement (the “SpringHill Suites – Green Bay Agreement”) pursuant to which the Green Bay Sellers would dispose of a SpringHill Suites by Marriott hotel (the “SpringHill Suites – Green Bay Hotel”) located in Green Bay, Wisconsin to the Green Bay Buyers for an aggregate contractual sales price of $19.6 million.

On October 24, 2019, pursuant to the terms of the SpringHill Suites – Green Bay Agreement, the Green Bay Sellers completed the disposition of the SpringHill Suites – Green Bay Hotel to the Green Bay Buyer for an aggregate contractual sales price of $19.6 million. Approximately $12.0 million of the proceeds were used towards the repayment the Company’s revolving credit facility that was collateralized, in part, by the SpringHill Suites – Green Bay Hotel.

Item 9.01 Financial Statements and Exhibits.

(b)	Pro Forma Financial Information

(1)	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and as of and for the period ended June 30, 2019 and for the year ended December 31, 2018 (filed herewith as Exhibit 99.1)

(d)	Exhibits

Exhibit Number	Description

99.1	Unaudited Pro Forma Condensed Consolidated Financial Statements as of and as of and for the period ended June 30, 2019 and for the year ended December 31, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST III, INC.

Date: October 30, 2019	By:	/s/ Seth Molod
Seth Molod
Chief Financial Officer and Treasurer

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